Exhibit 10.5

MARIEL THERAPEUTICS, INC.

Second Amended and Restated Secured Promissory Note

$1,013,216.44	August 3, 2015

Subject to the terms and conditions of this Second Amended and Restated Secured Promissory Note (this “Note”), for value received, Mariel Therapeutics, Inc., a Delaware corporation (the “Company”) and Ember Therapeutics, Inc. (“Ember”), jointly and severally, promise to pay to the order of Stryker Biotech L.L.C., a Michigan limited liability company, for itself and as agent for Stryker Corporation (the “Holder”), the principal amount of One Million Thirteen Thousand Two Hundred Sixteen Dollars and Forty Four Cents ($1,013,216.44), together with interest accrued from the date of issuance of this Note on the unpaid principal balance at the rate of eight percent (8%) per annum computed on the basis of the actual number of days elapsed and a year of 365 days. This Note shall be due and payable on the earlier of (i) the Maturity Date (as defined in Section 2, below) and (ii) following an Event of Default (as defined in Section 6, below), on any accelerated maturity date as provided in Section 7 below. This Note is issued in connection with that Second Personal Guaranty Agreement by and among Yosbani Joseph Hernandez (“Guarantor”), Holder and Stryker Corp. and that Security Agreement by and among Guarantor, Holder and Stryker Corp., each dated as of the date hereof.

1.  Amendment and Restatement. This Note (i) amends and restates the Amended and Restated Secured Promissory Note of the Company dated June 30, 2014 (the “Prior Note”), which is cancelled by renewal, and (ii) incorporates (x) amounts due under Section 2.04(a)(iii) of that certain Asset Purchase Agreement dated June 30, 2014 (the “Asset Purchase Agreement”) by and among the Company, the Holder and Stryker Corporation (“Stryker Corp.”) and (y) interest accrued through the date hereof in respect of amounts due under the Prior Note and Section 2.05(e)(vii) of the Asset Purchase Agreement.

2.  Maturity Date. The outstanding principal amount of the Note and any accrued but unpaid interest thereon shall be due and payable by 11:59PM Eastern Standard Time on August 3, 2016 (the “Maturity Date”).

3.  Interest. Interest will accrue and be payable in full on the Maturity Date.

4.  Payment. All payments must be made in lawful money of the United States of America at such place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to any accrued and unpaid interest then due and payable, and the remainder will be applied to the principal. Prepayment of the principal, together with accrued and unpaid interest thereon, may be made prior to the Maturity Date at any time without penalty. In the event any interest is paid on this Note that is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of the principal and applied against the principal of this Note.

5. Security Interest.

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(a) Company hereby pledges, assigns and delivers to the Holder, and grants to the Holder, a lien upon and security interest in all of the Company’s right, title and interest in and to all of the following property and assets of the Company, in each case whether now owned or hereafter acquired or arising and wherever located (the “Company Collateral”): (i) all accounts, deposit accounts, cash, cash equivalents, instruments, chattel paper, instruments, and money of the Company; (ii) all contracts, copyrights, documents, equipment, fixtures, general intangibles, goods, inventory, patents, software, books and records and other property included within the Purchased Assets as defined in the Asset Purchase Agreement; (iii) all accessions, additions, attachments, improvements, modifications and upgrades to, replacements of and substitutions for any of the foregoing; and (iv) any and all proceeds as defined in the Uniform Commercial Code. All terms in this Section that are not capitalized shall, unless the context otherwise requires, have the meanings provided by the Uniform Commercial Code to the extent the same are used or defined therein.

(b) Ember hereby pledges, assigns and delivers to the Holder, and grants to the Holder, a lien upon and security interest in all of the Ember’s right, title and interest in and to all of the following property and assets of the Ember, in each case whether now owned or hereafter acquired or arising and wherever located (the “Ember Collateral,” and together with the Company Collateral, the “Collateral”): (i) all accounts, deposit accounts, cash, cash equivalents, instruments, chattel paper, instruments, and money of the Ember; (ii) all contracts, copyrights, documents, equipment, fixtures, general intangibles, goods, inventory, patents, software, books and records and other property included within the Purchased Assets as defined in the Asset Purchase Agreement; (iii) all accessions, additions, attachments, improvements, modifications and upgrades to, replacements of and substitutions for any of the foregoing; and (iv) any and all proceeds as defined in the Uniform Commercial Code. All terms in this Section that are not capitalized shall, unless the context otherwise requires, have the meanings provided by the Uniform Commercial Code to the extent the same are used or defined therein.

(c) This Note and the Collateral shall secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated Maturity Date, by acceleration or otherwise), of all payment obligations of the Company or Ember under this Note, including, without limitation, all principal of and interest on this Note, all fees, expenses, indemnities and other amounts payable by the Company or Ember (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Company or Ember seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding), (collectively, the “Secured Obligations”).

(d) If an Event of Default shall have occurred and be continuing, the Holder shall be entitled to exercise in respect of the Collateral all of the rights, powers and remedies provided for herein or otherwise available under any law, in equity or otherwise, including all rights and remedies of a secured party under the Uniform Commercial Code. Each of the Company and Ember, to the greatest extent not prohibited by applicable law, hereby (i) agrees that it will not invoke, claim or assert the benefit of any rule of law or statute now or hereafter in effect (including, without limitation, any right to prior notice or judicial hearing in connection with the Holder’s possession, custody or disposition of any Collateral or any appraisal, valuation, stay, extension,

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moratorium or redemption law), or take or omit to take any other action, that would or could reasonably be expected to have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of the Collateral, the absolute sale of any of the Collateral or the possession thereof by any purchaser at any sale thereof, and waives the benefit of all such laws and further agrees that it will not hinder, delay or impede the execution of any power granted hereunder to the Holder, but that it will permit the execution of every such power as though no such laws were in effect, (ii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to require the Holder to marshal any Collateral or other assets in favor of the Company or Ember or any other party or against or in payment of any or all of the Secured Obligations, (iii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to demand, presentment, protest, advertisement or notice of any kind (except notices expressly provided for herein), and (iv) waives all rights of set-off, counterclaims or other defenses to the payment of this Note based upon or arising out of any actual or alleged breach by the Holder or Stryker of any of their representations, warranties or covenants under the Asset Purchase Agreement or any Ancillary Agreements (as defined therein) or any Losses (as defined therein) indemnifiable by Holder or Stryker under Section 7.02 of the Asset Purchase Agreement.

In addition, each of the Company and Ember waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Collateral by the Holder.

6.  Events of Default. The occurrence of any one or more of the following conditions or events will constitute an “Event of Default”:

(a)  Failure to Pay. The Company or Ember fails to pay the principal or accrued and unpaid interest due and payable under this Note when due and payable pursuant to Section 2.

(b)  Breach of Other Provisions. The Company or Ember breaches in any material respect any other provision of this Note, and such breach continues uncured for a period of thirty (30) days after written notice of the breach has been delivered to the Company or Ember by the Holder.

(c)  Bankruptcy. (i) The Company or Ember commences proceedings seeking either its own bankruptcy or to be granted a suspension of payments or any other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect; (ii) any proceeding described in clause (i) of this Section 6(c) is commenced or applied to be commenced against the Company or Ember, which proceeding remains undismissed for a period of sixty (60) days; (iii) a custodian, trustee, administrator or similar official is appointed under any applicable law described in clause (i) of this Section 6(c) with respect to the Company or Ember, or such custodian, trustee, administrator or similar official takes charge of all or any substantial part of the property of the Company or Ember; (iv) an adjudication is made that the Company or Ember is insolvent or bankrupt; (v) the Company or Ember makes a general assignment for the benefit of its creditors; (vi) an attachment is made or taken with respect to a substantial part of the assets of the Company or Ember, and such attachment is not removed or discharged within ninety (90) days after such attachment is made or taken; or (vii) the Company or Ember takes any corporate or similar action for the purpose of effecting any of the actions, orders or events described in the foregoing clauses of this Section 6(c).

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(d) Dissolution or Liquidation. Dissolution or liquidation of the business of the Company or Ember or suspension of the usual business of the Company or Ember for a period of thirty (30) consecutive days.

(e) Judgments. Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount in excess of the $100,000 shall be entered or filed against the Company or Ember and the same shall not be paid, dismissed, bonded, vacated, stayed or discharged within a period of thirty (30) days or in any event later than five days prior to the date of any proposed sale of such property thereunder.

(f) Other Payment Defaults. The Company or Ember defaults with respect to its payment obligations under any indebtedness for borrowed money in an aggregate amount in excess of $100,000.

7.  Remedies. Upon the occurrence of an Event of Default other than as described in Section 6(c), the Holder may declare all amounts payable by the Company or Ember to the Holder under the terms of this Note immediately due and payable by the Company or Ember to the Holder. Upon the occurrence of an Event of Default described in Section 6(c), all amounts payable by the Company or Ember to the Holder under the terms of this Note will become automatically due and payable without presentment, protest or demand of any kind. In addition to the foregoing remedies, the Holder will have all the rights, powers and remedies available under the terms of this Note, under applicable law or otherwise. Notwithstanding the foregoing, in the event the Collateral is insufficient security for the payment in full of the principal of and interest on this Note, the Holder shall not seek recourse against the Company or its stockholders for the amount of any such deficiency.

8.  Expenses; Costs of Collection. Each of the Company and Ember agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees and expenses, arising in connection with any enforcement action by the Holder in which the Holder prevails on any of its rights under this Note whether by or through an attorney-at-law or in an action in bankruptcy, insolvency or other judicial proceedings.

9.  Waiver of Notice, etc. Each of the Company and Ember waives presentment for payment, demand, protest and notice of nonpayment or dishonor and of protest, and of the exercise of any option under this Note or under the documents evidencing, securing or relating to the indebtedness evidenced by this Note.

10.  Amendment; Waiver; Assignment. No provision of this Note may be amended, waived or modified except by an instrument in writing signed by, or on behalf of, the Company, Ember, and the Holder.

11.  Assignment. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company or Ember without the prior written consent of Holder. Subject to the foregoing, the rights and obligations of the Company, Ember, and the Holder of this Note will be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties.

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12.  Notices. Any notice, request or other communication required or permitted under this Note must be in writing and will be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, as follows:

(a) if to Holder:
Stryker Corporation 2825 Airview Blvd. Kalamazoo, MI 49002 Attn: General Counsel Facsimile: (269)385-2066 E-mail: michael.hutchinson@stryker.com
And Stryker Biotech L.L.C. One Broadway, 14th Floor Cambridge, MA 02142 Attn: James Kemler, CEO E-mail: jamie.kemler@stryker.com with a copy to:
Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199-3600
Facsimile: (617) 235-0398
Email: james.wilton@ropesgray.com
Telephone: (617) 951-7474
Attention: James M. Wilton
(b) if to Company:
Mariel Therapeutics, Inc. 135 E. 57th St. 24th Floor New York, NY 10022
Email: jhernandez@marieltherapeutics.com
Telephone: 646-829-1281
Attention: Yosbani Joseph Hernandez, Executive Chairman
with a copy to:

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Thompson Hine LLP 335 Madison Avenue, 12th Floor
Facsimile: (212) 344-6101
Email: Faith.Charles@ThompsonHine.com
Telephone: (212) 908-3905
Attention: Faith L. Charles
(c) if to Ember:
Ember Therapeutics, Inc. 135 E. 57th St. 24th Floor New York, NY 10022
Email: jhernandez@marieltherapeutics.com
Telephone: 646-829-1281
Attention: Yosbani Joseph Hernandez, Executive Chairman

Any party hereto may by notice so given change its address for future notice hereunder. Notice will conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above and will be deemed to have been received when delivered.

13.  Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of law relating to conflict of laws.

14.  Counterparts. This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note.

[Remainder of the page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the each of the Company and Ember has caused this Note to be issued as of the date first above written.

MARIEL THERAPEUTICS, INC. By: /s/ Yosbani Joseph Hernandez Name: Yosbani Joseph Hernandez Title: Executive Chairman

EMBER THERAPEUTICS, INC. By: /s/ Yosbani Joseph Hernandez Name: Yosbani Joseph Hernandez Title: Executive Chairman

STRYKER BIOTECH L.L.C. By: /s/ James Kemler Name: James Kemler Title: Chief Executive Officer

[Signature page to Second Amended and Restated Secured Promissory Note.]

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